AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 2019.

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROFOUND MEDICAL CORP.

(Exact name of Registrant as specified in its charter)

Ontario, Canada

(Province or other Jurisdiction of Incorporation or Organization)

3841

(Primary Standard Industrial Classification Code Number (if applicable))

NOT APPLICABLE

(I.R.S. Employer Identification Number (if applicable))

2400 Skymark Avenue, Unit 6

Mississauga, Ontario L4W 5K5

(647) 476-1350

(Address and telephone number of Registrant’s principal executive offices)

Corporation Services Company

251 Little Falls Drive

Wilmington, DE 19808

(866) 403-5272

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

TORYS LLP

1114 AVENUE OF THE AMERICAS

NEW YORK, NY 10036

ATTENTION:

CHERYL V. REICIN, ESQ.

ANDREW J. BECK, ESQ.

CHRISTOPHER R. BORNHORST, ESQ.

(212) 880-6000

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐		upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒		at some future date (check the appropriate box below)

	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Shares Warrants Units
Total	US$100,000,000	US$100,000,000	US$12,120

(1)	There are being registered under this Registration Statement such indeterminate number of Common Shares, Warrants and Units to be sold by Profound Medical Corp. (the “Registrant”) and Common Shares to be sold by the selling shareholders named in the prospectus (collectively, the “Selling Shareholders”) as shall have an aggregate initial offering price not to exceed US$100,000,000. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant and/or the Selling Shareholders in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I – INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, and the prospectus contained herein is not complete and may be changed. These securities may not be offered or sold prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell in any U.S. state where the offer or sale is not permitted.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada, other than Québec, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This short form prospectus is a base shelf prospectus. This preliminary short form base shelf prospectus has been filed under legislation in each of the provinces of Canada, other than Québec, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirement has been obtained.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This preliminary short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Vice President, Finance of Profound Medical Corp. at 2400 Skymark Avenue, Unit 6, Mississauga, Ontario, L4W 5K5, Telephone: (647) 476-1350, and are also available electronically through the system for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and Secondary Offering	September 27, 2019

PROFOUND MEDICAL CORP.

Common Shares

Warrants

Units

US$100,000,000

Profound Medical Corp. (the “Corporation” or “Profound”) may offer and issue from time to time common shares of the Corporation (“Common Shares”), warrants to purchase Common Shares (“Warrants”) or units (“Units”) comprised of one or more of the other securities described in this preliminary short form base shelf prospectus (the “Prospectus”) (all of the foregoing collectively, the “Securities”) or any combination thereof for up to an aggregate initial offering price of US$100,000,000 (or the equivalent thereof in other currencies) during the 25-month period that the final short form base shelf prospectus, including any amendments thereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). One or more holders of Common Shares (each, a “Selling Shareholder”) may also offer and sell Common Shares under this Prospectus. See “Selling Shareholders”. The Corporation is filing this Prospectus in connection with the concurrent filing of a U.S. registration statement on Form F-10, of which this Prospectus forms a part (the “Registration Statement”), pursuant to the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). See “Available Information”.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, the persons offering the Common Shares and any other terms specific to the Common Shares being offered; (ii) in the case of Warrants, the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, and any other terms specific to the Warrants being offered; and (iii) in the case of Units, the designation and terms of the Units and of the securities comprising the Units and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus to the extent required under applicable securities laws, except in cases where an exemption from such delivery requirement has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The Corporation and the Selling Shareholder(s) may offer and sell the Securities to or through underwriters or dealers purchasing as principals and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. See “Plan of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify, if applicable, each underwriter, dealer or agent, as the case may be, engaged by the Corporation or the Selling Shareholder(s) in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the identity of the Selling Shareholder(s), if any, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that the Corporation or the Selling Shareholder(s) will, or expects to receive and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 - Shelf Distributions, including sales made directly on the Toronto Stock Exchange (the “TSX”) or other existing trading markets for the Common Shares.

If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified Security in a specified market or at prices to be negotiated with purchasers. If offered on a non-fixed price basis, the compensation payable to an underwriter, dealer or agent in connection, if applicable, with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Corporation. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with any offering of Securities, other than an “at-the-market distribution”, unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those Securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The outstanding Common Shares are listed on the TSX under the symbol “PRN”. The Corporation has also applied to list the Common Shares on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “PRN”. The listing of the Common Shares on Nasdaq is dependent upon satisfaction of all necessary listing requirements. Unless otherwise specified in the applicable Prospectus Supplement, no Securities, other than Common Shares, will be listed on any securities exchange.

The head and registered office of the Corporation is located at 2400 Skymark Avenue, Unit 6, Mississauga, Ontario, L4W 5K5.

The Corporation is permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States (“MJDS”), to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective purchasers in the United States should be aware that such requirements are different from those of the United States. The financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and may not be comparable to financial statements of United States companies. The audit of such financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards.

The enforcement by purchasers of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is governed by the laws of Ontario, Canada, that some or all of its officers and directors are residents of a foreign country, that some or all of the experts named in this Prospectus are, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of the assets of the Corporation and said persons may be located outside of the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Prospective purchasers should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences for purchasers who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement. Prospective purchasers should read the tax discussion contained in this Prospectus under the heading “Certain Income Tax Considerations” as well as the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

All dollar amounts in this Prospectus are expressed in Canadian dollars, except as otherwise indicated.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves certain risks. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus includes or incorporates by reference certain statements that are “forward-looking information” within the meaning of applicable securities legislation. The forward-looking information in this Prospectus is presented for the purpose of providing disclosure of the current expectations of the Corporation’s future events or results, having regard to current plans, objectives and proposals, and such information may not be appropriate for other purposes. Forward-looking information may also include information regarding the Corporation’s future plans or objectives and other information that is not comprised of historical fact. Forward-looking information is predictive in nature and depends upon or refers to future events or conditions; as such, this Prospectus uses words such as “may”, “would”, “could”, “should”, “will” “likely”, “expect”, “anticipate”, “believe”, “intend”, “plan”, “forecast”, “project”, “estimate” and similar expressions (including negative and grammatical variations thereof) suggesting future outcomes or events to identify forward-looking information.

Any such forward-looking information is based on information currently available to the Corporation, and is based on assumptions and analyses made by it in light of the Corporation’s experiences and perception of historical trends, current conditions and expected future developments, as well as other factors the Corporation believes are appropriate in the circumstances, including but not limited to:

•	the Corporation’s expectations regarding its proposed listing of the Common Shares on Nasdaq;

•	the Corporation’s expectations regarding commercializing its approved products (particularly the TULSA-PRO (as defined herein) system following United States Food and Drug Administration (“FDA”) clearance) and the Corporation’s ability to generate revenues and achieve profitability;

•	the Corporation’s expectations regarding the safety, efficacy and advantages of its products over its competitors and alternative treatment options;

•	the Corporation’s expectations regarding its products fulfilling unmet clinical needs and achieving market acceptance among patients, physicians and clinicians;

•	the Corporation’s expectations regarding reimbursement for its approved products from third-party payers;

•	the Corporation’s expectations regarding its relationships with Koninklijke Philips N.V. (“Philips”) and Siemens Healthcare GmbH (“Siemens”), and the Corporation’s ability to achieve compatibility of its systems with magnetic resonance imaging (“MRI”) scanners produced by other manufacturers;

•	the Corporation’s ability to attract, develop and maintain relationships with other suppliers, manufacturers, distributors and strategic partners;

•	the Corporation’s expectations regarding its pipeline of product development, including expanding the clinical application of the Corporation’s products to cover additional indications;

•	the Corporation’s expectations regarding current and future clinical trials, including the timing and results thereof;

•	the Corporation’s expectations regarding receipt of additional regulatory approvals for its products and future product candidates;

•	the Corporation’s mission and future growth plans;

•	the Corporation’s ability to attract and retain personnel;

•	the Corporation’s expectations regarding its competitive position for each of its products in the jurisdictions where they are approved;

•	the Corporation’s ability to raise debt and equity capital to fund future product development, pursue regulatory approvals and commercialize its approved products; and

•	anticipated trends and challenges in the Corporation’s business and the markets in which it operates.

Whether actual results and developments will conform with the expectations and predictions contained in the forward-looking information is subject to a number of risks and uncertainties, many of which are beyond the Corporation’s control, and the effects of which can be difficult to predict. Factors that could cause actual results or events to differ materially from those described in the forward-looking information include, but are not limited to, those that are described under the heading “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference herein, such as:

•	risks related to the Corporation’s limited operating history and history of net losses;

•	risks related to the Corporation’s ability to commercialize its approved products, including expanding the Corporation’s sales and marketing capabilities, increasing the Corporation’s manufacturing and distribution capacity, increasing reimbursement coverage for the Corporation’s approved products and achieving and maintaining market acceptance for its products;

•	risks related to the regulation of the Corporation’s products, including in connection with obtaining regulatory approvals as well as post-marketing regulation;

•	risks related to the Corporation’s successful completion of clinical trials with respect to its products and future product candidates;

•	risks related to managing growth, including in respect of obtaining additional funding and establishing and maintaining collaborative partnerships, to achieve the Corporation’s goals;

•	risks related to competition that may impact market acceptance of the Corporation’s products and limit its growth;

•	risks relating to fluctuating input prices and currency exchange rates;

•	risks related to the reimbursement models in relevant jurisdictions that may not be advantageous;

•	risks related to reliance on third parties, including the Corporation’s collaborative partners, manufacturers, distributors and suppliers, and increasing the compatibility of its systems with MRI scanners;

•	risks related to intellectual property, including license rights that are key to the Corporation’s business; and

•	risks related to the loss of key personnel.

In evaluating any forward-looking information contained in this Prospectus and the documents incorporated by reference herein, the Corporation cautions readers not to place undue reliance on any such forward-looking information. Unless otherwise required by applicable securities laws, the Corporation does not intend, nor does it undertake any obligation, to update or revise any forward-looking information contained, or incorporated by reference, in this Prospectus to reflect subsequent information, events, results, circumstances or otherwise. Additional information about these assumptions and risks and uncertainties is contained in the Corporation’s filings with securities regulators, which are available on SEDAR at www.sedar.com.

FINANCIAL INFORMATION

All dollar amounts set forth in this Prospectus and in the documents incorporated by reference herein are in Canadian dollars unless otherwise indicated, references to “dollars”, or “$” are to Canadian dollars and all references to “US$” are to United States dollars. All financial information in this Prospectus and in the documents incorporated by reference herein has, unless stated otherwise, been derived from the financial statements presented in accordance with IFRS, which differs from United States generally accepted accounting principles.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Vice President, Finance of the Corporation at 2400 Skymark Avenue, Unit 6, Mississauga, Ontario, L4W 5K5, Telephone: (647) 476-1350. In addition, copies of the documents incorporated herein by reference may be obtained from the securities commissions or similar authorities in Canada through SEDAR at www.sedar.com. Documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”) at www.sec.gov.

The following documents of the Corporation, which have been filed with Canadian securities commissions or similar authorities in Canada, and filed as exhibits to the Registration Statement, are specifically incorporated by reference in, and form an integral part of, this Prospectus:

(a)	the sections entitled “Item 3: Key Information”, “Item 4: Information on the Company”, “Item 6: Directors, Senior Management and Employees”, “Item 7: Major Shareholders and Related Party Transactions” and “Item 10: Additional Information” (Sections A, B, and C only) from the U.S. registration statement on Form 20-F of the Corporation dated August 29, 2019, withdrawn by the Corporation on September 23, 2019 (the “Withdrawn 20-F”);

(b)	the annual information form of the Corporation for the year ended December 31, 2018 dated March 7, 2019;

(c)	the audited consolidated financial statements of the Corporation as at December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, together with the notes thereto, as contained on pages F-2 to F-41 of the Withdrawn 20-F (the “Annual Financial Statements”), other than the auditor’s report thereon;

(d)	the management’s discussion and analysis of financial condition and results of operations of the Corporation for the financial year ended December 31, 2018, as contained in “Item 5: Operating and Financial Review and Prospectus” (Sections A, B, C and F only) of the Withdrawn 20-F (the “20-F MD&A”);

(e)	the unaudited interim condensed consolidated financial statements of the Corporation as at and for the three and six months ended June 30, 2019 and 2018, together with the notes thereto, as contained on pages F-42 to F-62 of the Withdrawn 20-F (the “Interim Financial Statements”);

(f)	the management’s discussion and analysis of financial condition and results of operations of the Corporation for the three and six months ended June 30, 2019, included in the 20-F MD&A (the “Interim MD&A”);

(g)	the management information circular of the Corporation dated May 6, 2019 in connection with the Corporation’s annual meeting of shareholders held on June 13, 2019;

(h)	the material change report of the Corporation dated September 3, 2019 in respect of the Corporation receiving 510(k) clearance from the FDA to market the TULSA-PRO system for ablation of prostate tissue; and

(i)	the material change report of the Corporation dated September 19, 2019 in respect of the public offering of units of the Corporation that closed on September 20, 2019 (the “2019 Offering”).

An auditor’s report to the Annual Financial Statements dated August 14, 2019 in the form specified by Canadian GAAS is attached hereto as Schedule “A”.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions (other than confidential material change reports, if any) filed by the Corporation with the securities commissions or similar regulatory authorities in Canada after the date of this Prospectus and all Prospectus Supplements, disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in this Prospectus. In addition, any “template version” of “marketing materials” (as defined in National Instrument 41-101 – General Prospectus Requirements) filed after the date of a Prospectus Supplement and prior to the termination of the offering of Securities to which such Prospectus Supplement relates, shall be deemed to be incorporated by reference into such Prospectus Supplement. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Corporation and prospective purchasers of Securities should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Upon a new annual information form and related annual consolidated financial statements being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements, and in each case the accompanying management’s discussion and analysis, any information circular (other than relating to an annual meeting of shareholders of the Corporation) filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed and material change reports filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new information circular relating to an annual meeting of shareholders of the Corporation being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, the information circular for the previous annual meeting of shareholders of the Corporation shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

In addition, any document or information included in any report on Form 6-K or Form 40-F (or any respective successor form) that is filed with or furnished to the SEC, as applicable, pursuant to the the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) after the date of this Prospectus, shall be deemed to be incorporated by reference the Registration Statement (in the case of Form 6-K, if and to the extent such incorporation by reference is expressly set forth therein).

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus to the extent required under applicable securities laws, except in cases where an exemption from such delivery has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consents of PricewaterhouseCoopers LLP and Torys LLP; and (3) powers of attorney from certain of the Corporation’s directors and officers. A copy of the form of warrant indenture for any Warrant offerings under this Prospectus will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

AVAILABLE INFORMATION

The Corporation has concurrently filed with the SEC the Registration Statement with respect to the Securities offered pursuant to this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance the prospective purchasers should refer to the exhibits for a more complete description of the matter involved.

The Corporation is subject to the information requirements of applicable Canadian securities legislation and, in accordance therewith, files reports and other information with the applicable securities regulators in Canada. Upon effectiveness of the Registration Statement, the Corporation will be subject to the information requirements of the U.S. Exchange Act and will file reports and information with the SEC. Under the MJDS adopted by the United States and Canada, documents and other information that the Corporation files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer within the meaning of rules made under the U.S. Exchange Act, the Corporation will be exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation will not be required to publish financial statements as promptly as United States companies.

The SEC maintains an Internet site at www.sec.gov that makes available reports and other information that the Corporation files or furnishes electronically with it. A prospective purchaser may also read and download any public document that the Corporation has filed with the Canadian securities regulatory authorities under the Corporation’s profile on the SEDAR at www.sedar.com. The Corporation’s Internet site can be found at http://www.profoundmedical.com. The information on the Corporation’s website is not incorporated by reference into this Prospectus and should not be considered a part of this Prospectus, and the reference to the Corporation’s website in this Prospectus is an inactive textual reference only.

Prospective purchasers should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide prospective purchasers with different information. The Corporation is not making an offer of the Securities in any jurisdiction where the offer is not permitted. Prospective purchasers should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.

PROFOUND MEDICAL CORP.

Profound is an early commercial-stage medical device company focused on the development and marketing of customizable, incision-free therapeutic systems for the ablation of diseased tissue using its platform technology. The Corporation’s leading approved product (the “TULSA-PRO system”) combines real-time MRI, robotically-driven transurethral sweeping action/thermal ultrasound and closed-loop temperature feedback control and is comprised of two categories of components: disposables and the capital equipment used in conjunction with a customer’s MRI scanner. The TULSA-PRO system, which in August 2019 received FDA clearance as a Class II device in the United States for thermal ablation of prescribed prostate tissue, benign and malignant, using transurethral ultrasound ablation (“TULSA”) based on the Corporation’s TULSA-PRO whole gland ablation clinical trial, and is also CE marked in the European Union (“EU”) for ablation of targeted prostate tissue (benign or malignant). In addition, the Corporation’s Sonalleve system is CE marked in the EU for the treatment of uterine fibroids and palliative pain relief associated with metastases in bone and is also approved in China for the treatment of non-invasive treatment of uterine fibroids. the Corporation’s systems are designed to be used with MRI scanners and are currently compatible with MRI scanners manufactured by Philips and Siemens. To date, the Corporation has primarily generated revenues from its limited commercialization of its systems in the EU (principally in Germany) and Asia. Profound intends to commence commercialization of the TULSA-PRO system in the United States in the near term following the Corporation’s recent FDA clearance. The Corporation also continues to pursue additional regulatory approvals, research and development, clinical studies, procedure reimbursement and acquisitions in order to expand the applications of its platform technology and expand its commercial footprint.

Recent Developments

On August 29, 2019, the Corporation filed the Withdrawn 20-F with the SEC for its proposed registration of its Common Shares under Section 12(b) of the U.S. Exchange Act, and concurrently filed an application to list its Common Shares on Nasdaq. On September 23, 2019, the Corporation withdrew the Withdrawn 20-F because the Corporation determined that it has since become eligible to register its Common Shares under the MJDS. The listing of the Common Shares on Nasdaq is dependent upon satisfaction of all necessary listing requirements.

CONSOLIDATED CAPITALIZATION

The following table sets forth the unaudited consolidated capitalization of the Corporation as at September 27, 2019. This table should be read in conjunction with the Interim Financial Statements and Interim MD&A incorporated by reference in this Prospectus.

Designation of Security	As at September 27, 2019
Share Capital
Common Shares	$130,439,738 (118,527,485 Common Shares)
2017 Warrants	$1,936,247 (1) (5,000,000 2017 Warrants)
2018 Warrants	$9,767,750 (2) (17,250,000 2018 Warrants)
CIBC Warrants	$231,048 (3) (321,714 CIBC Warrants)
2019 Warrants	$1,151,881 (4) 5,227,273 2019 Warrants
Options (5)	10,277,429
Indebtedness
2018 Loan Agreement (6)	$12,151,412

Notes:

(1)	The fair value of the common share purchase warrants issued pursuant to the public offering of units of the Corporation that closed on August 24, 2017 (the “2017 Warrants”) has been calculated using the Black-Scholes option pricing model using 77% volatility, an expected life of 3 years, 1.56% risk-free interest rate, no dividend yield, a share price of $0.95 and an exercise price of $1.40.

(2)	The fair value of the common share purchase warrants issued pursuant to the public offering of units of the Corporation that closed on March 20, 2018 (the “2018 Warrants”) has been calculated using the Black-Scholes option pricing model using 71% volatility, an expected life of 5 years, 2.0% risk-free interest rate, no dividend yield, a share price of $1.06 and an exercise price of $1.40.

(3)	The fair value of the common share purchase warrants issued pursuant to the 2018 Loan Agreement (defined below) (the “CIBC Warrants”) has been calculated using the Black-Scholes option pricing model using 88% volatility, an expected life of 3.8 years, 1.43% risk-free interest rate, no dividend yield, a share price of $1.11 and an exercise price of $0.97.

(4)	The fair value of the common share purchase warrants issued pursuant to the 2019 Offering has been calculated using the Black-Scholes option pricing model using 58% volatility, an expected life of 2 years, 1.61% risk-free interest rate, no dividend yield, a share price of $1.06 and an exercise price of $1.55.

(5)	Options (“Options”) are granted pursuant to the Amended and Restated Share Option Plan of the Corporation, as it may be amended from time to time.

(6)	Pursuant to a loan agreement dated July 30, 2018 (the “2018 Loan Agreement”), a Canadian chartered bank (the “Lender”) provided a secured loan for total initial gross proceeds of $12,500,000 maturing on July 29, 2022 with an interest rate based on prime plus 2.5%. The Corporation is required to make interest only payments until October 31, 2019 and monthly repayments of the principal of $378,788 plus accrued interest will commence on October 31, 2019. In connection with the 2018 Loan Agreement, the Corporation also issued 321,714 CIBC warrants to the Lender.

USE OF PROCEEDS

The use of the net proceeds from the sale of Securities will be described in a Prospectus Supplement relating to the specific issuance of such Securities.

SELLING SECURITYHOLDERS

This Prospectus may also, from time to time, relate to the offering of the Common Shares by way of a secondary offering (each, a “Secondary Offering”) by one or more Selling Shareholders. The terms under which Common Shares may be offered by Selling Shareholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any Secondary Offering will include, without limitation, where applicable: (i) the names of the Selling Shareholders; (ii) the number and type of Common Shares owned, controlled or directed by each Selling Shareholder; (iii) the number of Common Shares being distributed for the accounts of each Selling Shareholder; (iv) the number of Common Shares to be owned, controlled or directed by each Selling Shareholder after the distribution and the percentage that number or amount represents out of the total number of outstanding Common Share; (v) whether the Common Shares are owned by the Selling Shareholders, both of record and beneficially, of record only or beneficially only; (vi) if a Selling Shareholder purchased any of the Common Shares held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the date or dates the Selling Shareholder acquired the Common Shares; and (vii) if a Selling Shareholder acquired the Common Shares held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Shareholder in the aggregate and on a per Common Share basis.

PLAN OF DISTRIBUTION

The Corporation may from time to time during the 25-month period that the final short form base shelf prospectus, including any amendments thereto, remains valid, offer for sale and issue up to an aggregate of US$100,000,000 in Securities hereunder. To the extent there are any Secondary Offerings, the aggregate amount of Securities that may be offered and sold by the Corporation hereunder shall be reduced by the aggregate amount of such Secondary Offerings.

The Corporation may offer and sell the Securities to or through underwriters or dealers purchasing as principals and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Corporation in connection with the offering and sale of the Securities, the Selling Shareholders, if any, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price, the proceeds that the Corporation will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

Similarly, one or more Selling Shareholders may sell Common Shares to or through underwriters or dealers purchasing as principals and may also sell the Common Shares to one or more purchasers directly, through statutory exemptions, or through agents designated from time to time. See “Selling Shareholders”.

In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Corporation or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 - Shelf Distributions, including sales made directly on the TSX or other existing trading markets for the Common Shares. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Corporation or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Corporation and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in relation to an “at-the-market” distribution, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Corporation, to indemnification by the Corporation against certain liabilities, including liabilities under Canadian securities legislation and the U.S. Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities.

DESCRIPTION OF SECURITIES

Description of Common Shares

Profound is authorized to issue an unlimited number of Common Shares. As at the date of this Prospectus, there were 118,527,485 Common Shares issued and outstanding. The holders of Common Shares are entitled to: (i) one vote for each Common Share held at all meetings of shareholders of Profound; (ii) the right to receive any dividend declared by Profound; and (iii) the right to receive the remaining property and assets of Profound upon dissolution. The Common Shares are listed and posted for trading on the TSX under the symbol “PRN”. The Corporation has also applied to list the Common Shares on the Nasdaq under the symbol “PRN”. The listing of the Common Shares on Nasdaq is dependent upon satisfaction of all necessary listing requirements.

Description of Warrants

The Corporation may issue Warrants. Unless the applicable Prospectus Supplement otherwise indicates, each series of Warrants will be issued under a separate warrant indenture to be entered into between the Corporation and one or more banks or trust companies acting as Warrant agent. The applicable Prospectus Supplement will describe the terms of the Warrants. The description will include, where applicable:

•	the designation of the Warrants;

•	the aggregate number of Warrants offered;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the number of the Common Shares that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; and

•	any other material terms or conditions of the Warrants.

Description of Units

The Corporation may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. A unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable Prospectus Supplement will describe the terms of the Units. The description will include, where applicable:

•	the designation of the Units and of the Securities comprising the Units;

•	the aggregated number of Units offered;

•	the price at which the Units will be offered;

•	the currency or currencies in which the Units will be offered;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•	whether the Units and the securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; and

•	any other material terms or conditions of the Units.

TRADING PRICE AND VOLUME

The Common Shares are listed for trading under the symbol “PRN” on the TSX. The following table sets forth the price range and trading volumes of the Common Shares as reported by the TSX for the periods indicated.

Period	High ($)	Low ($)	Volume
2018
September	0.91	0.70	1,353,023
October	0.66	0.59	3,068,582
November	0.74	0.56	2,045,337
December	0.69	0.47	1,852,493
2019
January	0.86	0.65	1,027,014
February	0.82	0.75	733,439
March	0.82	0.79	1,095,076
April	0.94	0.79	4,011,348
May	0.95	0.82	1,996,630
June	0.86	0.78	365,150
July	0.84	0.64	1,452,069
August	0.97	0.75	2,607,116
September 1 to 26	1.59	0.91	5,963,863

PRIOR SALES

The following table sets forth the details regarding all issuances of Common Shares and securities convertible into Common Shares for the 12-month period prior to the date of this Prospectus.

Warrants

Date of Grant	Number of Warrants	Exercise Price
September 20, 2019	5,227,273	$1.55

Options

Date of Grant	Number of Options	Exercise Price
November 19, 2018	33,000	$0.60
May 15, 2019	133,000	$0.91
May 16, 2019	4,849,400	$0.92

Common Shares

Date of Issuance	Number of Common Shares	Price per Common Share
September 24, 2018	11,000	$0.30	(1)
May 28, 2019	18,000	$0.30	(1)
September 20, 2019	10,454,546	$1.04

Note:

(1)	Acquired on exercise of Options.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain material Canadian federal income tax consequences to an investor of the acquisition, ownership and disposition of any Securities offered thereunder. The applicable Prospectus Supplement may also describe certain United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of any Securities offered thereunder by an investor who is a United States person.

RISK FACTORS

Before deciding to invest in any Securities, prospective purchasers in the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities. An investment in the Securities offered hereunder is speculative and involves a high degree of risk. Information regarding the risks affecting the Corporation and its business is provided in the documents incorporated by reference in this Prospectus. Additional risks and uncertainties not known to the Corporation or that management currently deems immaterial may also impair the Corporation’s business, financial condition, results of operations or prospects. See “Documents Incorporated by Reference”.

LEGAL MATTERS

There are no legal proceedings that the Corporation is or was a party to, or that any of its property is or was a subject of, that were or are material to the Corporation, nor are any such legal proceedings known to the Corporation to be contemplated which could be deemed material to the Corporation.

To the knowledge of management of the Corporation, there have not been any penalties or sanctions imposed against the Corporation by a court relating to securities legislation or by a securities regulatory authority, nor have there been any other penalties or sanctions imposed by a court or regulatory body against the Corporation that would likely be considered important to a reasonable investor in making an investment decision, and the Corporation has not entered into any settlement agreement before a court relating to securities legislation or with a securities regulatory authority.

INTEREST OF EXPERTS

Certain legal matters relating to the offering of the Securities hereunder will be passed upon by Torys LLP on behalf of the Corporation. As at the date hereof, the partners and associates of Torys LLP and its designated professionals, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding Common Shares.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditor of the Corporation is PricewaterhouseCoopers LLP, Chartered Professional Accountants. TSX Trust Company is the registrar and transfer agent for the Common Shares, at its principal office in Toronto, Ontario.

ENFORCEABILITY OF CIVIL LIABILITIES

The Corporation is governed by the laws of Ontario and its principal place of business is outside the United States. The majority of the directors and officers of the Corporation and the experts named herein are resident outside of the United States and a substantial portion of the Corporation’s assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States purchasers to effect service of process within the United States on the Corporation, its directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Purchasers should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Corporation or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws.

The Corporation filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Corporation Services Company as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of Securities under the Registration Statement.

AGENT FOR SERVICE OF PROCESS

Messrs. Arthur Rosenthal and Brian Ellacott, directors of the Corporation, reside outside of Canada. Messrs. Rosenthal and Ellacott have appointed the Corporation as their agent for service of process in Ontario. Purchasers are advised that it may not be possible for prospective purchasers to enforce judgements obtained in Canada against a person that resides outside of Canada, even if such person has appointed an agent for service of process. The Corporation’s head office is located at 2400 Skymark Avenue, Unit 6, Mississauga, Ontario, L4W 5K5.

Schedule “A”

Independent auditor’s report

To the Shareholders of Profound Medical Corp.

Our opinion

In our opinion, the consolidated financial statements included in the registration statement on Form 20-F present fairly, in all material respects, the financial position of Profound Medical Corp. and its subsidiaries (together, the Company) as at December 31, 2018 and 2017, and its financial performance and its cash flows for each of the three years in the period ended December 31, 2018 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRS).

What we have audited

The Company’s consolidated financial statements comprise:

•	the consolidated balance sheets as at December 31, 2018 and 2017;

•	the consolidated statements of loss and comprehensive loss for each of the three years in the period ended December 31, 2018;

•	the consolidated statements of changes in shareholders’ equity for each of the three years in the period ended December 31, 2018;

•	the consolidated statements of cash flows for each of the three years in the period ended December 31, 2018; and

•	the notes to the consolidated financial statements, which include a summary of significant accounting policies.

Basis for opinion

We conducted our audit in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor’s responsibilities for the audit of the consolidated financial statements section of our report.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Independence

We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Canada. We have fulfilled our other ethical responsibilities in accordance with these requirements.

PricewaterhouseCoopers LLP

PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5

T: +1 905 815 6300, F: +1 905 815 6499

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.

Other information

Management is responsible for the other information. The other information comprises the Management’s Discussion and Analysis.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read the other information identified above and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard

Responsibilities of management and those charged with governance for the consolidated financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

Auditor’s responsibilities for the audit of the consolidated financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

•	Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Company to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

The engagement partner on the audit resulting in this independent auditor’s report is Neil Rostant.

(Signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Ontario, Canada
August 14, 2019

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS OR OFFICERS.

Section 136 of the Business Corporations Act (Ontario) as amended, provides, in part, as follows:

Indemnification

(1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of costs

(2) A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3).

Limitation

(3) A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request.

Same

(4) In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual's conduct was lawful.

Derivative Actions

(4.1) A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to indemnity

(4.2) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

(a) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsections (3) and (4).

Insurance

(4.3) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,

(a) in the individual's capacity as a director or officer of the corporation; or

(b) in the individual's capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

Application to court

(5) A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

Idem

(6) Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

The following exhibits have been filed as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION

4.1	The annual information form of the Registrant for the year ended December 31, 2018 dated March 7, 2019.

4.2	The audited consolidated financial statements of the Registrant as at December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, together with the notes thereto.

4.3	The management’s discussion and analysis of financial condition and results of operations of the Registrant for the financial year ended December 31, 2018.

4.4	The management information circular of the Registrant dated May 6, 2019 in connection with the Registrant’s annual meeting of shareholders held on June 13, 2019.

4.5	The unaudited interim condensed consolidated financial statements of the Registrant as at and for the three and six months ended June 30, 2019 and 2018, together with the notes thereto.

4.6	The management’s discussion and analysis of financial condition and results of operations of the Registrant for the three and six months ended June 30, 2019 (included in Exhibit 4.3).

4.7	The sections entitled “Item 3: Key Information”, “Item 4: Information on the Registrant”, “Item 6: Directors, Senior Management and Employees”, “Item 7: Major Shareholders and Related Party Transactions” and “Item 10: Additional Information” (Section A, B, and C only) from the U.S. registration statement on Form 20-F of the Registrant dated August 29, 2019, withdrawn by the Registrant on September 23, 2019.

4.8	The material change report of the Registrant dated September 3, 2019.

4.9	The material change report of the Registrant dated September 19, 2019.

5.1	Consent of PricewaterhouseCoopers LLP.

5.2	Consent of Torys LLP.

6.1	Powers of Attorney (included on the signature pages of this Registration Statement).

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.	UNDERTAKING.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

ITEM 2.	CONSENT TO SERVICE OF PROCESS.

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Country of Canada, on September 27, 2019.

PROFOUND MEDICAL CORP.

By:	/s/ Aaron Davidson
Name: Aaron Davidson
Title: Chief Financial Officer

Each person whose signature appears below constitutes and appoints each of Arun Menawat, Aaron Davidson and Rashed Dewan his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the following capacities on September 27, 2019.

SIGNATURE	TITLE

/s/ Arun Menawat
Arun Menawat	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Aaron Davidson
Aaron Davidson	Chief Financial Officer (Principal Financial Officer)

/s/ Rashed Dewan
Rashed Dewan	Vice President of Finance, Manufacturing and Service (Principal Accounting Officer)

/s/ Jean-François Pariseau
Jean-François Pariseau	Director

SIGNATURE	TITLE

/s/ Kenneth Galbraith
Kenneth Galbraith	Director

/s/ Arthur Rosenthal
Arthur Rosenthal	Director

/s/ Brian Ellacott
Brian Ellacott	Director

/s/ Linda Maxwell
Linda Maxwell	Director

/s/ Steve Forte
Steve Forte	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on September 27, 2019.

PROFOUND MEDICAL (U.S.) INC.

By:	/s/ Arun Menawat
Name: Arun Menawat
Title: CEO